Exhibit 99.1

Relay Therapeutics Reports First Quarter 2022 Financial Results and Corporate Highlights

Initiated the fulvestrant combination arm of the first-in-human trial for RLY-2608, a pan-mutant and isoform-selective PI3Kα inhibitor, and continued to enroll patients in the single agent arm

Continued to enroll expansion cohorts for RLY-4008, a potent, selective and oral small molecule inhibitor of FGFR2

Company will host a virtual analyst and investor event on June 27, 2022 to announce a new target

Cambridge, MA – May 5, 2022 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies, today reported first quarter 2022 financial results and corporate highlights.

“We have continued our execution focus into 2022, as we advance our portfolio of precision medicines towards patients,” said Sanjiv Patel, M.D., Relay Therapeutics' president and chief executive officer. “With three programs in the clinic, we believe our platform and approach have the potential to address some of the hardest-to-treat diseases. We look forward to disclosing another innovative target next month as we continue on our journey of bringing life-changing therapies to patients.”

Recent Corporate Highlights

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Continued to enroll patients in the first arm of the dose escalation part of the first-in-human trial for RLY-2608, a pan-mutant and isoform-selective PI3Kα inhibitor, assessing it as a single agent for patients with unresectable or metastatic solid tumors with PI3Kα mutation
▪
Initiated the second arm of the dose escalation part of the first-in-human trial for RLY-2608, evaluating RLY-2608 in combination with fulvestrant for patients with HR+, HER2–, PI3Kα-mutated, locally advanced or metastatic breast cancer
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Anticipate disclosing initial clinical data of RLY-2608 in the first half of 2023
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Received orphan drug designation from the FDA for RLY-4008 for the treatment of cholangiocarcinoma in January 2022 and continued to enroll patients in expansion cohorts
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Presented poster at AACR in April 2022 summarizing RLY-1971/GDC-1971 preclinical data including newly disclosed preclinical combination data with GDC-6036, Genentech’s KRAS G12C inhibitor
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Aligned with current guidance of disclosing a new target in the first half of 2022, announced a virtual analyst and investor event on June 27, 2022

First Quarter 2022 Financial Results

Cash, Cash Equivalents and Investments: As of March 31, 2022, cash, cash equivalents and investments totaled approximately $898 million compared to $958 million as of December 31, 2021. Relay Therapeutics expects its current cash, cash equivalents and investments will be sufficient to fund its current operating plan into at least 2025.

R&D Expenses: Research and development expenses were $51.7 million for the first quarter of 2022, as compared to $30.6 million for the first quarter of 2021. The increase of $21.0 million was primarily due to $9.4 million of additional employee related costs, including an increase in stock-based compensation of $3.0 million, $6.0 million related to clinical trial expenses and $4.6 million related to pre-clinical development candidates.

G&A Expenses: General and administrative expenses were $16.1 million for first quarter of 2022, as compared to $12.7 million for the first quarter of 2021. The increase of $3.3 million was primarily due to $3.0 million of additional employee related costs, including an increase in stock-based compensation of $0.8 million.

Net Loss: Net loss was $62.0 million for the first quarter of 2022, or a net loss per share of $0.57, as compared to a net loss of $42.2 million for the first quarter of 2021, or a net loss per share of $0.47.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicines company transforming the drug discovery process by combining leading-edge computational and experimental technologies with the goal of bringing life-changing therapies to patients. As the first of a new breed of biotech created at the intersection of disparate technologies, Relay Therapeutics aims to push the boundaries of what’s possible in drug discovery. Its Dynamo™ platform integrates an array of leading-edge computational and experimental approaches designed to drug protein targets that have previously been intractable. Relay Therapeutics’ initial focus is on enhancing small molecule therapeutic discovery in targeted oncology and genetic disease indications. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Relay Therapeutics’ strategy, business plans and focus; the progress and timing of updates on the clinical development of the programs across Relay Therapeutics’ portfolio, including the timing of a clinical data update for RLY-4008, RLY-2608 and RLY-1971/GDC-1971, and the disclosure of an additional target; expected therapeutic benefits of its programs; whether preclinical or early clinical results of Relay Therapeutics’ product candidates will be predictive of future clinical trials; ability to optimize the impact of collaborations on Relay Therapeutics’ programs; expectations regarding Relay Therapeutics’ use of capital, expenses, future accumulated deficit and other financial results during 2022 and in the future; and Relay Therapeutics’ cash runway projection. The words “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of the ongoing COVID-19 pandemic on countries or regions in which Relay Therapeutics has operations or does business, as well as on the timing and anticipated results of its clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of Relay Therapeutics’ drug candidates; the risk that the results of its clinical trials may not be predictive of future results in connection with future clinical trials; Relay Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay Therapeutics’ most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:
Caroline Glen

617-370-8837

cglen@relaytx.com

Media:
Dan Budwick
1AB
973-271-6085
dan@1abmedia.com

Relay Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
License and other revenue	$419	$952
Total revenue	419	952
Operating expenses:
Research and development expenses	$51,667	$30,622
Change in fair value of contingent consideration liability	(4,595)	—
General and administrative expenses	16,068	12,735
Total operating expenses	63,140	43,357
Loss from operations	(62,721)	(42,405)
Other income (expense):
Interest income	696	226
Other income (expense)	(21)	(5)
Total other income (expense), net	675	221
Net loss	$(62,046)	$(42,184)
Net loss per share, basic and diluted	$(0.57)	$(0.47)
Weighted average shares of common stock, basic and diluted	108,293,251	90,197,579
Other comprehensive (loss) income:
Unrealized holding (loss) gain	(8,130)	(52)
Total other comprehensive (loss) income	(8,130)	(52)
Total comprehensive loss	$(70,176)	$(42,236)

Relay Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	March 31, 2022	December 31, 2021
Cash, cash equivalents and investments	$898,178	$958,073
Working capital (1)	874,097	951,921
Total assets	949,878	1,008,443
Total liabilities	107,908	110,635
Total stockholders’ equity	841,970	897,808
Restricted cash	2,578	2,578